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                                                                      Exhibit 21

Subsidiaries of Boston Capital Real Estate Investment Trust, Inc.

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
                                              STATE OF
                                          INCORPORATION OR
                LEGAL ENTITY NAME           ORGANIZATION      NAMES UNDER WHICH ENTITY DOES BUSINESS
                -----------------           ------------      --------------------------------------
BCMR Jacksonville, LLC                          DE
BC-Bainbridge LLC                               DE
BC-Bainbridge Spicewood LLC                     DE
BC Bainbridge Bay Pointe LLC                    DE
BC-Bainbridge Timuquana LLC                     DE
BCMR Seattle, A Limited Partnership             MA
BC-GFS LLC                                      DE
GFS Alderwood LLC                               WA            BC-GFS LLC/DBA GFS Alderwood LLC
GFS Ridgegate LLC                               WA            BC-GFS LLC/DBA GFS Ridgegate LLC
GFS Ridgetop LLC                                WA            BC-GFS LLC/DBA GFS Ridgetop LLC
GFS Wellington LLC                              WA            BC-GFS LLC/DBA GFS Wellington LLC
BCMR Portland, LLC                              DE
BC-GFS II LLC                                   DE
BC-GFS Boulder Creek LLC                        DE
BC-GFS Bridge Creek LLC                         DE
BC-GFS Settler's Point LLC                      DE
ALLTX, LLC                                      DE
ALLTX GP, LLC                                   DE
BC Broadstone Preston, LP                       DE